Exhibit 99.1


                       TERM LOAN AGREEMENT
                       -------------------



     This Agreement, dated as of August 8, 2003, is made by and among (1) UNISOURCE ENERGY CORPORATION, an Arizona corporation (the "Borrower"), (2) the initial lender listed on the signature page hereof and each other financial institution that becomes a party hereto pursuant to the terms hereof (the "Lenders") and
(3) UNION BANK OF CALIFORNIA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as arranger of the credit facility provided hereby (in such capacity, the "Arranger").


                            ARTICLE 1
                 DEFINITIONS AND INTERPRETATION
                 ------------------------------

     Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below.

          "ABR," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ACC" means the Arizona Corporation Commission.

          "Acquisition" means any transaction, or series of related transactions, consummated on or after the date hereof by which the Borrower and/or any of its Consolidated Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through a purchase of assets, a merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

          "Acquisition Agreement" means, collectively, (a) the Asset Purchase Agreement dated October 29, 2002 between Citizens Communications and the Borrower relating to the electric-utility business of Citizens Communications in Arizona and (b) the Asset Purchase Agreement dated October 29, 2002 between Citizens Communications and the Borrower relating to the gas-utility business of Citizens Communications in Arizona.

          "Adjusted LIBO Rate" means, with respect to each Interest Period for each Eurodollar Borrowing, the interest rate per annum (rounded upwards, if necessary, to the next

1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" has the meaning set forth in the recital of parties to this Agreement.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common
Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (b) the Reference Rate in effect on such day. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate or the Reference Rate shall be effective from and including the effective date of such change in the Federal Funds Effective Rate or the Reference Rate, respectively.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Arranger" has the meaning set forth in the recital of parties to this Agreement.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

          "Board" means the Board of Governors of the Federal
Reserve System of the United States of America.

          "Borrower" has the meaning set forth in the recital of parties to this Agreement.

          "Borrowing" means Loans of the same Type that are made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect; provided, however, that, so long as there is only one Lender, each Borrowing shall be comprised of a single Loan.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.3.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Los Angeles are authorized or required by law to remain closed; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

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

          "Capital Lease Investment" of any Person means the aggregate outstanding capitalized amount of Capital Lease
Obligations that are owned by such Person and in respect of which such Person has the right to receive all future payments to be made.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP. The amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Citizens Communications" means Citizens Communications
Company, a Delaware corporation.

          "Code" means the Internal Revenue Code of 1986.

          "Collateral" means the "Collateral" as defined in the Stock Pledge Agreement.

          "Commitment" means the commitment of UBOC to make up to two Loans to the Borrower, as requested thereby pursuant to
Section 2.1, in an aggregate amount not exceeding $56,000,000.

          "Consolidated EBITDA" means, for any fiscal period of the Borrower, with respect to the Borrower and its Consolidated Subsidiaries, (a) Consolidated Net Income for such period, plus
(b) to the extent deducted in computing such Consolidated Net Income, without duplication, the sum of (i) income tax expense,
(ii) interest expense, (iii) depreciation and amortization expense, (iv) any extraordinary or nonrecurring losses and
(v) other noncash items reducing Consolidated Net Income, minus
(c) to the extent added in computing such Consolidated Net Income, without duplication, the sum of (i) any extraordinary or nonrecurring gains and (ii) other noncash items increasing Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any fiscal period of the Borrower, the aggregate of all payments by the Borrower and its Consolidated Subsidiaries for such period that, in accordance with GAAP, are or should be included in "interest paid, net of amounts capitalized" and "capital lease interest paid" reflected in the statement of cash flows for the Borrower and its Consolidated Subsidiaries.

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

          "Consolidated Net Income" means, for any fiscal period of the Borrower, net income of the Borrower and its Consolidated
Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Subsidiary" means, at any date, each Subsidiary the accounts of which would be consolidated with those of the Borrower in the Borrower's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

          "Consolidated Tangible Net Worth" means, as of the last day of any fiscal quarter of the Borrower, (a) common stock equity of the Borrower as of such day minus (b) the aggregate amount of all intangible assets (other than intangible assets eligible for cost recovery through regulatory rates) on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such day, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Indebtedness" means, as of the last day of any fiscal quarter of the Borrower, with respect to the Borrower and its Consolidated Subsidiaries, (a) the sum of
(i) the aggregate outstanding principal amount of the Loans,
(ii) the aggregate outstanding principal amount of other Indebtedness for borrowed money (including Guarantees thereof),
(iii) the aggregate outstanding principal amount of all obligations in respect of Hedging Agreements (computed as set forth in the penultimate sentence of the definition of "Material Indebtedness" in this Section 1.1) and (iv) the aggregate outstanding capitalized amount of Capital Lease Obligations, minus (b) the aggregate outstanding capitalized amount of Capital Lease Investments, all as determined on a consolidated basis in accordance with GAAP.

          "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosure Documents" means the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the Borrower's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 and the Borrower's Current Reports on Form 8-K dated July 3, 2003 and July 22, 2003, in each case as filed with the Securities and Exchange Commission.

          "dollars" or "$" refers to lawful money of the United
States of America.

          "Effective Date" means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.2).

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

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material, or health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security
Act of 1974.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;
(d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice of its intent to institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan or the receipt by the Borrower or any ERISA Affiliate from a plan administrator of any notice relating to the administrator's intent to terminate any Plan;
(f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article 7.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15(b)), any withholding tax that is imposed by the United States of America on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.13(d), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.13(a).

          "Fair Value" means, with respect to any assets, business or property owned by the Borrower or any of its Consolidated Subsidiaries, the fair-market value thereof as determined from time to time by the Board of Directors (or a duly constituted committee thereof) of the Borrower or such Consolidated Subsidiary in good faith.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any state or other political subdivision thereof.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision of any thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Materials" means all explosive or radioactive substances and wastes and all hazardous or toxic substances, wastes and other pollutants, including petroleum and petroleum distillates, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid,
(d) all obligations of such Person under conditional-sale or other title-retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person (i) shall include the Indebtedness of any other individual or entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such individual or entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor, and
(ii) shall exclude obligations of such Person in respect of deposits made with such

Person in the ordinary course of business by customers of such Person to secure such customers' obligations to pay for utility services to be provided by such Person.

          "Indemnified Taxes" means Taxes other than Excluded
Taxes.

          "Indemnitee" has the meaning set forth in Section
9.3(b).

          "Interest Election Request" means a request by the Borrower, substantially in the form of Exhibit A, to convert or continue a Borrowing in accordance with Section 2.5.

          "Interest Payment Date" means (a) with respect to any ABR Loan, November 10, 2003, February 9, 2004 and May 10, 2004 and (b) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (which initially shall be the date on which such Borrowing is made or on which an ABR Borrowing is converted into such Borrowing and thereafter shall be the effective date of the most recent continuation of such Borrowing) and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

          "Investment" means (a) any purchase or other acquisition of any capital stock, evidence of indebtedness or other security (including any option, warrant or other right to acquire any of the foregoing) issued by any Person, (b) the making of any loan or other advance to any Person, (c) the Guarantee of any obligation of any Person, (d) the making of any investment in any Person or (e) the acquisition of any other interest in any Person; provided, however, that "Investment" shall not include (i) acquiring short-term debt obligations of any Person in the ordinary course of business in connection with customary cash-management operations or (ii) entering into any Hedge Agreement.

          "Lenders" has the meaning set forth in the recital of parties to this Agreement; provided, however, that such term shall not include any Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period would be offered to the Administrative Agent in immediately available funds in the London interbank market at approximately 12:00 noon, London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset,
(b) the interest of a vendor or a lessor under any conditional-sale agreement, capital lease or title-retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Stock Pledge
Agreement, any promissory notes delivered by the Borrower hereunder and any agreement concerning payment of fees to the Administrative Agent or the Arranger entered into in connection herewith.

          "Loans" has the meaning set forth in Section 2.1.

          "Material Adverse Effect" means a material adverse effect on (a) the financial condition, results of operations, business or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Administrative Agent or the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Significant Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time. "Material Indebtedness" shall not include at any time any Indebtedness that is nonrecourse to the Borrower and its Subsidiaries.

          "Maturity Date" means May 10, 2004.

          "Millennium Energy Holdings" means Millennium Energy
Holdings, Inc., an Arizona corporation.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

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          "Net Cash Proceeds" means:  (a) with respect to any
sale, transfer or other disposition of any asset by any Person, the difference between (i) the aggregate amount received by such Person or any Affiliate thereof in cash or cash equivalents (including any cash or cash equivalents received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash or cash equivalents are so received) in connection with such transaction, minus (ii) the sum of (A) the reasonable and customary fees, commissions and other out-of-pocket expenses incurred and paid or payable by such Person or Affiliate in connection with such transaction (other than amounts payable by such Person or Affiliate to other Affiliates thereof), (B) Debt (other than the Loans) required to be paid by such Person or Affiliate as a result of such transaction and (C) federal, state and local taxes incurred and paid or payable by such Person or Affiliate in connection with such transaction (provided, however, that any amounts payable by Tri-State to UniSource Energy Development for reimbursement of internal or third-party costs incurred by UniSource Energy Development in connection with Springerville Unit 3, as a development fee to compensate UniSource Energy Development for the efforts expended thereby to develop Springerville Unit 3 or otherwise in connection with the contemplated assignment from Tucson Electric to Tri-State of certain development and other rights with respect to Springerville Unit 3, shall in any case be considered "Net Cash Proceeds"); and (b) with respect to any sale or issuance of any debt securities or equity interests (including stock, membership interests or partnership interests) in any Person, or any warrants, options or other rights to acquire such equity interests (including any convertible securities), by any Person, the amount equal to the difference between (i) the aggregate amount received by such Person in cash or cash equivalents (including any cash or cash equivalents received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash or cash equivalents are so received) in connection with such transaction, minus (ii) the reasonable and customary fees, commissions and other out-of-pocket expenses incurred and paid or payable by such Person in connection with such transaction (other than amounts payable to Affiliates of such Person).

          "Obligations" means (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under this Agreement and the other Loan Documents and (b) the due and punctual performance of all other covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement and the other Loan Documents.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.4; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially and adversely affect the use of such property for its current purposes; and (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Reference Rate" means the variable rate of interest per annum established by UBOC from time to time as its "reference rate." Such "reference rate" is set by UBOC as a general reference rate of interest, taking into account such factors as UBOC may deem appropriate, it being understood that many of UBOC's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that UBOC may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such "reference rate."

          "Register" has the meaning set forth in Section 9.4.

          "Related Parties" means, with respect to any specified
Person, such Person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders owed at least a majority of the Obligations then outstanding.

          "Restricted Payment" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or (b) any payment (whether in cash, securities or other property), including any sinking-fund payment or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

          "Sale Leaseback" means any transaction or series of related transactions pursuant to which the Borrower or any of its Subsidiaries sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

          "Significant Subsidiary" means (a) Tucson Electric, (b) UniSource Energy Services, (c) Millennium Energy Holdings, (d) any Subsidiary that directly or indirectly owns or Controls any other Significant Subsidiary and (e) any other Subsidiary of which the Borrower's direct or indirect proportionate share of consolidated total assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.1 was greater than or equal to 10% of the consolidated total assets as of such date of the Borrower and its Consolidated Subsidiaries, taken as a whole. For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into dollars at the rates used in preparing the consolidated balance sheet of the Borrower included in the applicable financial statements.

          "Springerville Unit 3" means a new, approximately 400-megawatt coal-fired electricity generating facility to be constructed immediately west of that portion of Tucson Electric's
Springerville Generating Station in Apache County, Arizona known as Unit 2.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Stock Pledge Agreement" means the Stock Pledge
Agreement executed by the Borrower in favor of the Administrative
Agent and delivered thereto pursuant to this Agreement.

          "subsidiary" means, with respect to any Person (the "parent") at any date, (a) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date or (b) any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by, or that is, as of such date, otherwise Controlled by, the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Transactions" means the execution, delivery and performance by the Borrower of this Agreement and the other Loan
Documents, the borrowing of the Loans and the use of the proceeds thereof.

          "Tri-State" means Tri-State Generation and Transmission
Association, Inc., a Colorado cooperative corporation.

          "Tucson Electric" means Tucson Electric Power Company, an Arizona corporation.

          "Type," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "UBOC" means Union Bank of California, N.A., a national banking association, in its individual capacity.

          "UniSource Energy Development" means UniSource Energy
Development Company, an Arizona corporation.

          "UniSource Energy Services" means UniSource Energy
Services, Inc., an Arizona corporation.

          "Utility Business" means the business, whether engaged in directly or through one or more Affiliates, of producing, developing, generating, transmitting, distributing, selling or supplying electrical energy or natural gas for any purpose, or any business incidental thereto or necessary in connection therewith, or any business reasonably desirable in connection therewith which the ACC or other utility regulatory body shall have authorized any utility Affiliate of the Borrower to enter.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., an "ABR Borrowing").

     Section 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to any restrictions on such successors and assign set forth herein), (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) all references to statutes shall be construed to include all statutory provisions consolidating, amending or replacing the statute referred to.

     Section 1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                            ARTICLE 2
                              LOANS
                              -----

     Section 2.1 Commitment. UBOC hereby agrees, on the terms and conditions set forth in this Agreement, to make up to two loans ("Loans") to the Borrower, each comprising a Borrowing, on the Effective Date and/or on the first Business Day thereafter, in amount(s) requested by the Borrower whose total does not exceed the Commitment. Upon the making of

Loan(s) pursuant to this Section, the unused portion, if any, of the Commitment shall terminate. Amounts borrowed hereunder and prepaid or otherwise repaid may not be reborrowed.

     Section 2.2   Borrowing.

          (a) Subject to Section 2.10, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as the Borrower may request in accordance herewith. Each Lender, at its option, may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (b) At the commencement of each Interest Period for each Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is not less than $5,000,000 in increments of $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than $5,000,000 in increments of $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided, however, that there shall not at any time be more than a total of five Eurodollar Borrowings outstanding.

          (c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert to or continue a Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     Section 2.3 Request for Borrowing. To request a Loan pursuant to Section 2.1, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Loan, not later than 12:00 noon, California time, three Business Days before the date of the proposed Loan or (b) in the case of an ABR Loan, not later than 12:00 noon, California time, on the day of the proposed Loan. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2: (i) the amount of the requested Loan; (ii) the date of such Loan, which shall be a Business Day; (iii) whether such Loan is to be an ABR Loan or a Eurodollar Loan; (iv) in the case of a Eurodollar Loan, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.4. If no election as to the Type of Loan is specified, then the requested Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Eurodollar Loan, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     Section 2.4 Funding of Borrowings. The Administrative Agent will make the initial Loan(s) to the Borrower pursuant to
Section 2.1 by wire-transferring the amount(s) thereof, in immediately available funds, to an account of the Borrower designated thereby in the applicable Borrowing Request.

     Section 2.5   Interest Elections.

          (a) Each Borrowing made pursuant to Section 2.1 shall initially be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (i) in the case of continuation of, or conversion to, a Eurodollar Borrowing, not later than 12:00 noon, California time, three Business Days before the date of the proposed continuation or conversion or (ii) in the case of conversion to an ABR Borrowing, not later than 12:00 noon, California time, one Business Day before the date of the proposed conversion. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period." If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d)  Promptly following receipt of an Interest Election
Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting
Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a

Eurodollar Borrowing and (ii) unless repaid, each Eurodollar
Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     Section 2.6   Repayment of Loans; Evidence of Debt.

          (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent on the Maturity Date, for the account of each Lender, the then unpaid principal amount of each Loan.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     Section 2.7   Optional Prepayment of Loans.

          (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

          (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 12:00 noon, California time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.

     Section 2.8   Mandatory Prepayment of Loans.

          (a) If the acquisition by UniSource Energy Services, through two wholly owned Subsidiaries thereof, of the Arizona electric-utility and gas-utility businesses currently owned by Citizens Communications is not consummated in accordance with the terms of the Acquisition Agreement, without any waiver or amendment not consented to by the Administrative Agent of any term, provision or condition set forth therein and in compliance with all applicable law, by August 15, 2003, the Borrower will repay the outstanding Loans in full on that date.

          (b) The Borrower will, within three Business Days after each date of receipt by the Borrower or any Subsidiary of Net Cash Proceeds from (i) the sale, transfer or other disposition by the Borrower or any Subsidiary of any direct or indirect interest in, or rights with respect to, Springerville Unit 3, including the contemplated assignment from Tucson Electric to Tri-State of certain development and other rights with respect to Springerville Unit 3, (ii) the sale or issuance, in any capital markets transaction, of any debt securities of or equity interests in the Borrower or any warrants, options or other rights to acquire any such equity interest or (iii) the sale or issuance, in any capital markets transaction, of any debt securities of UniSource Energy Services and/or any one or more Subsidiaries of UniSource Energy Services after August 11, 2003 (but excluding in any case a loan in an amount up to $21,000,000 that may be made by the Borrower to a Subsidiary of UniSource Energy Services from the proceeds of the Loans), prepay an aggregate principal amount of Loans composing all or part of the same Borrowings equal to 100% of the amount of such Net Cash Proceeds.

     Section 2.9   Interest.

          (a) The Loans comprising each ABR Borrowing shall bear interest at the rate equal at all times to the sum of the Alternate Base Rate plus 3.875% per annum.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest during each Interest Period for such Loans at the rate equal to the sum of the Adjusted LIBO Rate for such Interest Period plus 4.875% per annum.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon the Maturity Date; provided, however, that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and
(iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Reference Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     Section 2.10 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing,
(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period or (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, then (i) the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter, and (ii) until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective.

     Section 2.11  Increased Costs.

          (a) If any Change in Law shall (i) impose, modify or deem applicable any reserve, special-deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate, where applicable) or (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Administrative Agent, for the account of such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided, however, that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; further provided, however, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

     Section 2.12 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of any prepayment of a Eurodollar Loan, whether as a result of the occurrence of an Event of Default or otherwise),
(b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.15, then, in any such event, the Borrower shall compensate each applicable Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost and expense to any applicable Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any

Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     Section 2.13  Taxes.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, however, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (d) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          (e)  In addition, the Borrower or the Administrative
Agent shall pay any Other Taxes to the relevant Governmental
Authority in accordance with applicable law.

     Section 2.14  Payments Generally; Pro Rata Treatment;
Sharing of Setoffs.

          (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal or interest, or of amounts payable under Section 2.11, 2.12 or 2.13, or otherwise) prior to 1:00 p.m., California time, on the date when due, in immediately available funds, without setoff, counterclaim, recoupment or deduction of any kind. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 445 South Figueroa Street, Suite 1500, Los Angeles, California, except that payments pursuant to Sections 2.11, 2.12, 2.13 and 9.3 shall be made directly to the Persons entitled thereto, and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal and interest then due hereunder, such funds shall be applied (i) first, towards payment of interest then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, however, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry practice on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.14(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     Section 2.15  Mitigation Obligations; Replacement of Lenders.

          (a) If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.13, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that
(i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.11 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     Section 2.16 Illegality. Notwithstanding any other provision of this Agreement, if any Change in Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for any Lender to perform its obligations hereunder to make, continue or convert into Eurodollar Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (a) the obligation of such Lender to make, continue or convert into Eurodollar Loans shall be suspended until the Administrative Agent notifies the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, and (b) the Borrower will forthwith prepay in full all Eurodollar Loans of such Lender then outstanding, together with accrued and unpaid interest thereon, unless the Borrower, within five Business Days of such notice and demand, converts all Eurodollar Loans of all Lenders then outstanding into ABR Loans in accordance with the terms hereof.



                            ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES
                 ------------------------------

     The Borrower represents and warrants to the Lenders that:

     Section 3.1 Organization; Powers. The Borrower and each of its Consolidated Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, partnership, limited liability company or other applicable organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, in and is in good standing, in every jurisdiction where such qualification is required.

     Section 3.2 Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower is to be a party, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     Section 3.3   Governmental Approvals; No Conflicts.  The
Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any

Governmental Authority, except for (i) the filing of a UCC-1 financing statement with the Arizona Secretary of State to perfect a Lien in favor of the Administrative Agent on certain of the Collateral and (ii) regulatory approvals required in order for the Administrative Agent to exercise the remedial provisions of the Stock Pledge Agreement with respect to the common stock of UniSource Energy Services, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower or any of its Consolidated Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Consolidated Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Consolidated Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries, except Liens created under the Stock Pledge Agreement.

     Section 3.4   Financial Condition; No Material Adverse
Change.

          (a) The Borrower has heretofore furnished to the Lenders the consolidated balance sheets and statements of income, stockholders' equity and cash flows for the Borrower and its Consolidated Subsidiaries (i) as of and for the fiscal year ended December 31, 2002, which are reported on by PricewaterhouseCoopers LLP, independent public accountants, and
(ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2003, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above. Neither the Borrower nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest-rate or foreign-currency swap or exchange transaction, which, in any case, is material to the Borrower and its Consolidated Subsidiaries, taken as a whole, and which is not reflected in the foregoing statements or in the notes thereto. Other than as explicitly disclosed in the Disclosure Documents, during the period from December 31, 2002 to and including the Effective Date there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any part of its business or property, and no purchase or other acquisition of any business or property (including any capital stock of any other Person), which, in either case, is material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole at December 31, 2002.

          (b) Except to the extent that any specific change explicitly disclosed in the Disclosure Documents may be so considered, since December 31, 2002 there has been no material adverse change in the financial condition, results of operations, business or prospects of the Borrower and its Consolidated
Subsidiaries, taken as a whole.

     Section 3.5   Properties.

          (a) Other than as explicitly disclosed in the Disclosure Documents, each of the Borrower and its Consolidated Subsidiaries has good title to, or valid leasehold interests in, and enjoys peaceful and undisturbed possession of, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and its Consolidated Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.6   Litigation and Environmental Matters.

          (a) Except as explicitly disclosed in the Disclosure Documents, there are no actions, suits or proceedings by or before any arbitrator, referee or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

          (b) Except as explicitly disclosed in the Disclosure Documents, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of any matter disclosed in the Disclosure Documents that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     Section 3.7 Compliance with Laws and Agreements. Except as explicitly disclosed in the Disclosure Documents, each of the Borrower and its Consolidated Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     Section 3.8   Investment and Holding Company Status.

          (a)  Neither the Borrower nor any of its Consolidated
Subsidiaries is an "investment company" or a company "controlled" by an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

          (b) The Borrower and its Consolidated Subsidiaries are exempt from all provisions of the Public Utility Holding Company
Act of 1935, except Section 9(a)(2) thereof; and no order, consent, approval or authorization is required under such Act in connection with the making of the Loans hereunder or the consummation of any of the other Transactions.

     Section 3.9 Taxes. Each of the Borrower and its Consolidated Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair-market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair-market value of the assets of all such underfunded Plans.

     Section 3.11 Stock Pledge Agreement. The provisions of the Stock Pledge Agreement are effective to create, in favor of the Administrative Agent for the benefit of the Lenders, legal, valid and enforceable Liens on or in all of the Collateral, and all necessary deliveries of property have been made to the Administrative Agent, and all necessary and appropriate recordings and filings have been made in all necessary and appropriate public offices, so that the Liens created by the Stock Pledge Agreement constitute perfected Liens on or in all rights, titles, estates and interests of the Borrower in the Collateral, prior and superior to all other Liens; and all necessary and appropriate consents to the creation and perfection of such Liens have been obtained. No effective mortgage, financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording or filing office, except as may have been filed in favor of the Administrative Agent.

     Section 3.12 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by, and taken together with, other information so furnished or delivered) contains any misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, with respect to forward-looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and notes that there can be no assurance that such expectations, beliefs or projections will be achieved or accomplished and that such projections are subject to an increasing degree of uncertainty as they relate to later periods of time.

     Section 3.13 UniSource Energy Services. UniSource Energy Services has been established by the Borrower to acquire pursuant to the terms of the Acquisition Agreement, and thereafter to own and operate, through two Subsidiaries of UniSource Energy Services, the Arizona electric-utility and gas-utility businesses currently owned by Citizens Communications. No Affiliate of the Borrower other than a wholly owned Subsidiary of UniSource Energy Services will be used to acquire, own or operate any part of such businesses.

     Section 3.14 Ownership of Subsidiaries. The Borrower is the legal and beneficial owner of all of the outstanding capital stock of Tucson Electric (except for 121 shares of common stock thereof), UniSource Energy Services, Millennium Energy Holdings and UniSource Energy Development. None of such stock owned by the Borrower is subject to any Lien, except for Liens on the stock of UniSource Energy Services, Millennium Energy Holdings and UniSource Energy Development in favor of the Administrative Agent.


                            ARTICLE 4
                      CONDITIONS PRECEDENT
                      --------------------

     Section 4.1 Effective Date. The obligation of UBOC to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

          (a) The Administrative Agent (or its counsel) shall have received from each party to the Loan Documents either (i) a counterpart of such Loan Document signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of such Loan Document) that such party has signed a counterpart of such Loan Document.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Vincent Nitido, General Counsel for the Borrower, and (ii) Thelen Reid & Priest LLP, counsel for the Borrower, in each case covering such matters relating to the Borrower, the Loan Documents or the Transactions as the Required Lenders shall reasonably request.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct, no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming the same as of the Effective Date.

          (e) The Administrative Agent and the Arranger shall have received all fees and other amounts due and payable on or prior to the Effective Date, including all up-front fees and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (f) The Administrative Agent shall have received stock certificates representing all of the outstanding capital stock of UniSource Energy Services, Millennium Energy Holdings and
UniSource Energy Development, together in each case with undated stock powers duly executed by the Borrower in blank.

Notwithstanding the foregoing, the obligation of UBOC to make up to two Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 1:00 p.m., California time, on August 8, 2003, and in the event such conditions are not so satisfied or waived, the Commitment and the obligations of UBOC hereunder shall terminate at such time.

     Section 4.2 Each Borrowing. The obligation of UBOC to make a Loan on the occasion of each Borrowing pursuant to Section
2.1 is subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing; and

          (b) at the time of, and immediately after giving effect to, such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                            ARTICLE 5
                      AFFIRMATIVE COVENANTS
                      ---------------------

     Until the Commitment has expired or been terminated and the principal of and interest on each Loan have been paid in full, the Borrower covenants and agrees with the Lenders that:

     Section 5.1 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender (or in any instance in which the Borrower shall so request, the Borrower will furnish copies to the Administrative Agent and the Administrative Agent will forward such copies to the Lenders):

          (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, or 15 days after the date on which its quarterly report for such quarterly fiscal period is required to be filed with the Securities and Exchange Commission, whichever is later, consolidated statements of income of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of such fiscal year to the end of such period, consolidated statements of cash flows of the Borrower and its Consolidated Subsidiaries from the beginning of such fiscal year to the end of such period and the related consolidated balance sheet as of the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Financial Officer of the Borrower stating that the financial statements fairly present in all material respects the consolidated financial condition and results of operations, as applicable, of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied (except where noted), as of the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, or 15 days after the date on which its annual report for such fiscal year is required to be filed with the Securities and Exchange Commission, whichever is later, consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such year and the related consolidated balance sheet as of the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion of independent public accountants of recognized national standing selected by the Borrower, which opinion shall not contain any qualification or exception as to the scope of their audit and shall state that the consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of the end of, and for, such fiscal year and have been prepared in accordance with GAAP, consistently applied (except where noted);

          (c) concurrently with each delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.7, 6.8 and 6.9 and (iii) stating whether any change in GAAP or in the application thereof not disclosed in any prior such certificate has occurred since the date of the audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with each delivery of financial statements under paragraph (b) above, a certificate of the accounting firm that reported on such financial statements stating whether such firm obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly upon their becoming available, copies of all registration statements (other than on Form S-8 or any successor form) and regular periodic reports, if any, that the Borrower shall have filed pursuant to Section 13(a) or 15 of the Securities Exchange Act of 1934 with the Securities and Exchange Commission or filed with any national securities exchange;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon their becoming available, copies of all current reports on Form 8-K filed by the Borrower with the Securities and Exchange Commission, and all similar reports filed with any national securities exchange;

          (h)  promptly upon their becoming available, copies of
(i) any notices of default under the documentation for any Sale Leaseback of the Borrower or any Consolidated Subsidiary, any notices of nonpayment of rent or any other material amounts owing under any such Sale Leaseback documentation and any notices of acceleration of any amounts due under any such Sale Leaseback documentation; and (ii) any written notices from the ACC of noncompliance by the Borrower or any of its Consolidated Subsidiaries with any material ACC decision or with any other rules, regulations or orders of the ACC, and any written notices of any extraordinary audit or investigation by the ACC into the business, affairs or operations of the Borrower or any of its Consolidated Subsidiaries;

          (i) concurrently with any delivery of financial statements under paragraph (a) or (b) above, consolidating statements of income for the applicable periods and consolidating balance sheets as of the end of such periods, accompanied (i) in the case of a delivery of financial statements under paragraph
(a) above, by a certificate of a Financial Officer of the Borrower stating that such financial statements fairly present in all material respects the consolidating financial condition and results of operations, as the case may be, of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied (except where noted), as of the end of, and for, the applicable period (subject to normal year-end audit adjustments), and (ii) in the case of a delivery of financial statements under paragraph (b) above, by (A) a certificate of a Financial Officer of the Borrower stating that such consolidating financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of the end of, and for, the applicable fiscal year and have been prepared in accordance with GAAP, consistently applied (except where noted), and (B) a certificate of the independent public accountants referred to in paragraph (b) above stating that such consolidating financial statements are the consolidating financial statements that served as the basis for the audited consolidated financial statements in respect of which such accountants delivered the opinion referred to in such paragraph; and

          (j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

So long as the Borrower is subject to the financial reporting requirements of the Securities Exchange Act of 1934 and the financial statements contained in any quarterly or annual reports filed with the Securities and Exchange Commission are prepared in accordance with such Act and the rules and regulations promulgated thereunder, such financial statements may be delivered by the Borrower in satisfaction of its obligations to deliver consolidated financial statements pursuant to paragraph (a) or (b), as the case may be, of this Section 5.1.

     Section 5.2 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator, referee or Governmental Authority against or affecting the Borrower or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $25,000,000; and

          (d) any other development that, either individually or in the aggregate, results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     Section 5.3 Existence; Conduct of Business. The Borrower will, and will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent the failure to do so could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect; provided, however, that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3.

     Section 5.4 Payment of Obligations. The Borrower will pay, and will cause each of its Consolidated Subsidiaries to pay, before the same shall become delinquent or in default, all of its obligations, including Tax liabilities and assessments (including water assessments by the Arizona State Land Department), that, if not paid, could reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by and otherwise in accordance with GAAP and
(c) the failure to make payment pending such contest could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

     Section 5.5 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Consolidated Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, that the Borrower or any of its Consolidated Subsidiaries may discontinue the operation of any of its properties to the extent, in the judgment of the Borrower, it is no longer advisable to operate such property, or to the extent the Borrower or such Subsidiary intends to sell or otherwise dispose of such property, which disposition is not prohibited by Section 6.4, and (b) maintain with financially sound and reputable insurance companies, or through its own program of self-insurance, insurance in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

     Section 5.6 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Consolidated Subsidiaries to, keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities, all in accordance with customary and prudent business practices. The Borrower will, and will cause each of its Consolidated Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, and, subject to contractual or statutory limitations regarding confidential or proprietary information, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested.

     Section 5.7 Compliance with Laws. The Borrower will, and will cause each of its Consolidated Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.8 Use of Proceeds. The Borrower will use the proceeds of the Loans only to fund part of its equity investment in UniSource Energy Services. The Borrower will cause UniSource Energy Services to use the proceeds of such equity investment only to pay a portion of the purchase price for UniSource Energy Service's acquisition, through two wholly owned Subsidiaries thereof, of the Arizona electric-utility and gas-utility businesses currently owned by Citizens Communications. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X.

     Section 5.9   Environmental Laws.

          (a) The Borrower will, and will cause each of its Consolidated Subsidiaries to, (i) comply with, and use commercially reasonable efforts to insure compliance by all of its tenants and subtenants, if any, with, all Environmental Laws and (ii) obtain, comply with and maintain, and use commercially reasonable efforts to insure that all of its tenants and subtenants obtain, comply with and maintain, any and all licenses, approvals, registrations and permits required by Environmental Laws, except to the extent that failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

          (b) The Borrower will, and will cause each of its Consolidated Subsidiaries to, (i) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws, except to the extent that the failure to take such actions could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect and (ii) promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

     Section 5.10 Further Assurances. The Borrower will, and will cause each of its Consolidated Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Stock Pledge Agreement or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Stock Pledge Agreement.


                            ARTICLE 6
                       NEGATIVE COVENANTS
                       ------------------

     Until the Commitment has expired or terminated and the principal of and interest on each Loan have been paid in full, the Borrower covenants and agrees with the Lenders that:

     Section 6.1 Indebtedness. The Borrower will not, and will not permit UniSource Energy Services or any Consolidated
Subsidiary thereof to, create, incur, assume or suffer to exist any Indebtedness other than the following:

          (a) Indebtedness of the Borrower outstanding on the date hereof, including any refinancing of such Indebtedness that does not increase the principal amount thereof outstanding at the time of such refinancing;

          (b) Indebtedness of the Borrower outstanding under the Loan Documents;

          (c)  Indebtedness of the Borrower, UniSource Energy
Services or any Subsidiary of UniSource Energy Services whose proceeds are used to make a prepayment in accordance with Section
2.8(b)(ii) or (iii), as applicable;

          (d) Indebtedness of Consolidated Subsidiaries of UniSource Energy Services, not exceeding $160,000,000 in aggregate principal amount, whose proceeds are used solely to finance a portion of the acquisition price payable under the Acquisition Agreement;

          (e)  revolving Indebtedness of Consolidated
Subsidiaries of UniSource Energy Services, not exceeding
$50,000,000 in aggregate principal amount at any time outstanding, for working capital purposes; and

          (f)  Guarantees by UniSource Energy Services of the
Indebtedness described in paragraphs (d) and (e) above.

     Section 6.2 Liens. The Borrower will not, and will not permit UniSource Energy Services or any Consolidated Subsidiary thereof to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues or rights in respect of any thereof, except:

          (a) Liens existing on the date hereof; provided, however, that no such Lien is spread to cover any additional property and the amount of the Indebtedness secured thereby is not increased;

          (b)  Liens created pursuant to the Loan Documents;

          (c)  Permitted Liens;

          (d) any Lien on any property or asset, which Lien existed prior to the acquisition thereof by the Borrower or by UniSource Energy Services or any Consolidated Subsidiary thereof, as applicable; provided, however, that such Lien is not created in contemplation of or in connection with such acquisition, such Lien is not spread to cover any other property of the Borrower or of UniSource Energy Services or any Consolidated Subsidiary thereof, as applicable, and the amount of Indebtedness secured thereby is not increased; and

          (e) any Liens created to secure Indebtedness of the Borrower or any Consolidated Subsidiary which refinances Indebtedness outstanding on the date of this Agreement, so long as such Liens (i) apply to no more property, and have no greater priority, than the Liens in effect on the date hereof and (ii) secure Indebtedness in a principal amount no greater than the Indebtedness being refinanced.

     Section 6.3   Fundamental Changes.

          (a) The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) its assets as an entirety or substantially as an entirety, or all or substantially all of the stock of any of its Consolidated Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Consolidated Subsidiary may merge with any other Consolidated Subsidiary and (iii) Millennium Energy Holdings may dispose of any or all of the stock of any of its Consolidated Subsidiaries.

          (b) The Borrower will not, and will not permit any of its Consolidated Subsidiaries other than Millennium Energy Holdings and its Consolidated Subsidiaries to, engage to any material extent in any business other than the Utility Business.

     Section 6.4   Sale of Assets.

          (a) The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, businesses or assets (including leasehold interests), whether now owned or hereafter acquired, except:

               (i) sales of inventory and other property in the ordinary course of business;

               (ii) sales of property, businesses or assets by Millennium Energy Holdings or any of its Consolidated
Subsidiaries;

               (iii) sales of property in connection with any securitization (e.g., of stranded costs) or sale of assets required by law; provided, however, that not less than 80% of the proceeds of such securitization or sale are applied to reduce outstanding Indebtedness of the Borrower or any of its Consolidated Subsidiaries;

               (iv) sales, leases, assignments, transfers and other dispositions of any property, businesses or assets by any Consolidated Subsidiary to the Borrower or to any other Consolidated Subsidiary; provided, however, that any investments by the Borrower and its Consolidated Subsidiaries in, and contributions by the Borrower and its Consolidated Subsidiaries to, Consolidated Subsidiaries shall be deemed not to constitute transfers of assets subject to the limitations of this
Section 6.4 to the extent such investments or contributions are made in cash;

               (v) any sale, transfer or other disposition by the Borrower or any Subsidiary of any direct or indirect interest in, or rights with respect to, Springerville Unit 3, including the contemplated assignment from Tucson Electric to Tri-State of certain development and other rights with respect to Springerville Unit 3, but only if and to the extent that the proceeds of such sale, transfer or other disposition are used to make a prepayment in accordance with Section 2.8(b)(i); and

               (vi)  in addition to the foregoing, sales of
property, businesses or assets (including receivables and leasehold interests) with an aggregate Fair Value not in excess of $250,000,000.

          (b) The Borrower will not, and will not permit any Consolidated Subsidiary to, sell, lease, assign, transfer or otherwise dispose of all or any substantial part of its generating assets (including leasehold interests), whether now owned or hereafter acquired, except as required by applicable law.

     Section 6.5 Restricted Payments. The Borrower will not declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment at any time that any Default has occurred and is continuing or if any Default would occur as a result of such action, except that (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

     Section 6.6 Investments and Acquisitions. Prior to the making of any Investment or the consummation of any Acquisition by the Borrower or any of its Consolidated Subsidiaries, the amount or purchase price of which, as the case may be, when aggregated with the amounts and purchase prices of all other Investments and Acquisitions made by the Borrower and its Subsidiaries on or after the date hereof, would exceed $30,000,000 in the aggregate, the Borrower will deliver to the Administrative Agent (a) a certificate certifying that no Default has occurred and is continuing or would result from such Investment or Acquisition and (b) pro forma financial statements in support of such certification, all in a form reasonably satisfactory to the Administrative Agent.

     Section 6.7 Consolidated Tangible Net Worth. The Borrower will not permit Consolidated Tangible Net Worth as of the end of any fiscal quarter of the Borrower, commencing with the fiscal quarter ended on June 30, 2003, to be less than the sum of (a) $420,000,000 plus (b) 40% of the aggregate of all positive net income of the Borrower and its Consolidated Subsidiaries after March 31, 2003 plus (c) 75% of the Net Cash Proceeds of any equity offering by the Borrower after March 31, 2003, all as evidenced by the financial statements to be delivered pursuant to
Section 5.1(a) or (b), as applicable.

     Section 6.8 Cash Coverage Ratio. The Borrower will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense, in each case for the twelve-month period ended on the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ended on June 30, 2003, to be less than 1.8 to 1.0, as evidenced by the financial statements to be delivered pursuant to Section 5.1(a) or (b), as applicable.

     Section 6.9 Leverage Test. The Borrower will not permit the ratio of (a) Consolidated Total Indebtedness as of the last day of any fiscal quarter of the Borrower, commencing with the fiscal quarter ended on June 30, 2003, to (b) Consolidated EBITDA for the twelve-month period ended on such day to be greater than
6.25 to 1.0, as evidenced by the financial statements to be delivered pursuant to Section 5.1(a) or (b), as applicable.

     Section 6.10 Transactions with Affiliates. The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business and at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Consolidated Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.5.

     Section 6.11 Change in Nature of Business. The Borrower will not, and will not permit any Consolidated Subsidiary other than Millennium Energy Holdings and its Consolidated Subsidiaries to, make any material change in the nature of its business as carried on as of the date hereof.


                            ARTICLE 7
                        EVENTS OF DEFAULT
                        -----------------

     If any of the following events (each an "Event of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan, when and as the same shall become due and payable, whether at the scheduled due date thereof, at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, 5.3
(with respect to the Borrower's existence) or 5.8 or in
Article 6;

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than any of those specified in paragraph (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Significant Subsidiary shall fail to make any payment of principal (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption (other than pursuant to provisions permitting the tendering of such Indebtedness from time to time for repurchase or redemption without regard to the occurrence or nonoccurrence of any event or condition) or defeasance thereof, prior to its scheduled maturity; provided, however, that this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i)  the Borrower or any Significant Subsidiary shall
(i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Borrower, any

Consolidated Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Consolidated Subsidiary to enforce any such judgment or order;

          (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would result in a Material Adverse Effect;

          (m) any Lien purported to be created under the Stock Pledge Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any collateral subject thereto with the priority required by the Stock Pledge Agreement, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificate or other instruments delivered to it under the Stock Pledge Agreement; or

          (n) any material provision of any Loan Document shall for any reason cease to be valid and binding on, or enforceable against, in any material respect, or the Borrower shall so state in writing;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and/or (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Article, the Commitment shall automatically terminate, and the principal of the Loans then outstanding, together with accrued interest thereon and all other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                            ARTICLE 8
                    THE ADMINISTRATIVE AGENT
                    ------------------------

     Section 8.1 Authorization. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     Section 8.2 Administrative Agent and Affiliates. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     Section 8.3 Duties of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document,
(iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     Section 8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it, whether orally (including by telephone) or in writing (in any medium), and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Section 8.5 Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of the Administrative Agent's duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this
Article 8 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Section 8.6 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor; provided, however, that no such consultation shall be required if a Default has occurred and is continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank. Upon the acceptance by a successor of its appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     Section 8.7 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement, or any document furnished hereunder or thereunder.


                            ARTICLE 9
                          MISCELLANEOUS
                          -------------

     Section 9.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a)  if to the Borrower, to it at One South Church
Avenue, Tucson, Arizona 85701, Attention of Chief Financial
Officer (Telecopy No. (520) 884-3612);

          (b)  if to the Administrative Agent, to it at 445 South
Figueroa Street, Los Angeles, California 90071, Attention of
Energy Capital Services (Telecopy No. (213) 629-1033); and

          (c) if to any Lender, to it at its address (or telecopy number) set forth on its signature page hereto or in the Assignment and Acceptance by which it becomes a party to this Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     Section 9.2   Waivers; Amendments.

          (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document (other than a promissory note issued hereunder or fee agreement entered into pursuant hereto), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower, in each case with the consent of the Required Lenders; provided, however, that no such agreement shall (i) increase the Commitment without the written consent of UBOC, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon without the written consent of each

Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release all or substantially all of the Collateral from the Liens of the Stock Pledge Agreement without the consent of each Lender; further provided, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

     Section 9.3    Expenses; Indemnity; Damage Waiver.

          (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their Affiliates (including due diligence expenses and the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses and charges of the Administrative Agent in connection with any evaluations of Collateral conducted by it, (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans.

          (b) The Borrower shall indemnify the Administrative Agent, the Arranger, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of
(i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted primarily from the gross negligence, willful misconduct or bad faith of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Arranger under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Arranger, as the case may be, such Lender's pro rata share (based on the Obligations owed to the Lenders at the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Arranger in its capacity as such.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     Section 9.4   Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Arranger and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, however, that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, each of the Borrower and the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender's Loans, the aggregate principal amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an aggregate amount of not less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents, (iii) each partial assignment by a Lender of its Loans shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement in respect of its Loans and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $5,000; further provided, however, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default shall have occurred and be continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in California a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Loans owing to each Lender, pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this

Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender; provided, however, that such Participant agrees to be subject to
Section 2.14(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.13(d) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, however, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or Administrative Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and any notes or other instruments evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or other representative of holders of, obligations owed or securities issued by such fund, as security for such obligations or securities; provided, however, that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of Section 9.4(b) concerning assignments.

     Section 9.5 Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document (a) shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and (b) shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.11, 2.12,
2.13 and 9.3 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

     Section 9.6   Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the Arranger constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 9.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 9.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     Section 9.9   Governing Law; Jurisdiction; Consent To
Service of Process.

          (a) This Agreement shall be construed in accordance with and governed by the law of the State of California.

          (b)  The Borrower hereby irrevocably and
unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Superior Court of the State of California sitting in the City of Los Angeles and of the United States District Court for the Central District of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such California State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c)  The Borrower hereby irrevocably and
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 9.1.  Nothing in this Agreement or any other Loan
Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     Section 9.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 9.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided, however, that (A) in the case of information received from the Borrower after the date hereof, such information shall be considered "Information" only if it is clearly identified at the time of delivery as confidential, and (B) notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose to any and all Persons, any information with respect to the United States federal income tax treatment and United States federal income tax structure of the transactions contemplated hereby or any materials of any kind that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.





         [THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              UNISOURCE ENERGY CORPORATION


                              By:
                                 --------------------------------
                                  Kevin P. Larson
                                  Vice President, Chief Financial
                                    Officer and Treasurer



                              UNION BANK OF CALIFORNIA, N.A.,
                                  as Administrative Agent
                                  and Lender


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title
                                    -----------------------------

                              Address for Notice
                              ------------------

                              Union Bank of California, N.A.
                              445 South Figueroa Street, Suite 1500
                              Los Angeles, California 90071
                              Telecopier:  (213) 629-1033
                              Attention:  Energy Capital Services

---------------------------------------------------------------------------


                            TERM LOAN AGREEMENT


                                   among


                       UNISOURCE ENERGY CORPORATION


                                    and


                         THE LENDERS PARTY HERETO


                                    and


                      UNION BANK OF CALIFORNIA, N.A.,
                   as Administrative Agent and Arranger




                              August 8, 2003





---------------------------------------------------------------------------

                             TABLE OF CONTENTS
                                                                       Page
                                                                       ----
ARTICLE 1 DEFINITIONS AND INTERPRETATION..................................1

  Section 1.1    Defined Terms............................................1
  Section 1.2    Classification of Loans and Borrowings..................14
  Section 1.3    Terms Generally.........................................14
  Section 1.4    Accounting Terms; GAAP..................................14


ARTICLE 2 LOANS..........................................................14

  Section 2.1    Commitment..............................................14
  Section 2.2    Borrowing...............................................15
  Section 2.3    Request for Borrowing...................................15
  Section 2.4    Funding of Borrowings...................................15
  Section 2.5    Interest Elections......................................16
  Section 2.6    Repayment of Loans; Evidence of Debt....................17
  Section 2.7    Optional Prepayment of Loans............................17
  Section 2.8    Mandatory Prepayment of Loans...........................18
  Section 2.9    Interest................................................18
  Section 2.10   Alternate Rate of Interest..............................19
  Section 2.11   Increased Costs.........................................19
  Section 2.12   Break Funding Payments..................................20
  Section 2.13   Taxes...................................................21
  Section 2.14   Payments Generally; Pro Rata Treatment;.................22
                 Sharing of Setoffs.
  Section 2.15   Mitigation Obligations; Replacement of Lenders..........23
  Section 2.16   Illegality..............................................24


ARTICLE 3 REPRESENTATIONS AND WARRANTIES.................................24

  Section 3.1    Organization; Powers....................................24
  Section 3.2    Authorization; Enforceability...........................24
  Section 3.3    Governmental Approvals; No Conflicts....................24
  Section 3.4    Financial Condition; No Material Adverse Change.........25
  Section 3.5    Properties..............................................25
  Section 3.6    Litigation and Environmental Matters....................26
  Section 3.7    Compliance with Laws and Agreements.....................26
  Section 3.8    Investment and Holding Company Status...................26
  Section 3.9    Taxes...................................................27
  Section 3.10   ERISA...................................................27
  Section 3.11   Stock Pledge Agreement..................................27
  Section 3.12   Disclosure..............................................27
  Section 3.13   UniSource Energy Services...............................28
  Section 3.14   Ownership of Subsidiaries...............................28

ARTICLE 4 CONDITIONS PRECEDENT...........................................28

  Section 4.1    Effective Date..........................................28
  Section 4.2    Each Borrowing..........................................29


ARTICLE 5 AFFIRMATIVE COVENANTS..........................................29

  Section 5.1    Financial Statements and Other Information..............29
  Section 5.2    Notices of Material Events..............................32
  Section 5.3    Existence; Conduct of Business..........................32
  Section 5.4    Payment of Obligations..................................32
  Section 5.5    Maintenance of Properties; Insurance....................33
  Section 5.6    Books and Records; Inspection Rights....................33
  Section 5.7    Compliance with Laws....................................33
  Section 5.8    Use of Proceeds.........................................33
  Section 5.9    Environmental Laws......................................34
  Section 5.10   Further Assurances......................................34


ARTICLE 6 NEGATIVE COVENANTS.............................................34

  Section 6.1    Indebtedness............................................34
  Section 6.2    Liens...................................................35
  Section 6.3    Fundamental Changes.....................................36
  Section 6.4    Sale of Assets..........................................36
  Section 6.5    Restricted Payments.....................................37
  Section 6.6    Investments and Acquisitions............................37
  Section 6.7    Consolidated Tangible Net Worth.........................37
  Section 6.8    Cash Coverage Ratio.....................................37
  Section 6.9    Leverage Test...........................................38
  Section 6.10   Transactions with Affiliates............................38
  Section 6.11   Change in Nature of Business............................38


ARTICLE 7 EVENTS OF DEFAULT..............................................38


ARTICLE 8 THE ADMINISTRATIVE AGENT.......................................40

  Section 8.1    Authorization...........................................40
  Section 8.2    Administrative Agent and Affiliates.....................41
  Section 8.3    Duties of Administrative Agent..........................41
  Section 8.4    Reliance by Administrative Agent........................41
  Section 8.5    Sub-Agents..............................................42
  Section 8.6    Successor Administrative Agent..........................42
  Section 8.7    Lender Credit Decision..................................42


ARTICLE 9 MISCELLANEOUS..................................................42

  Section 9.1    Notices.................................................42
  Section 9.2    Waivers; Amendments.....................................43

  Section 9.3    Expenses; Indemnity; Damage Waiver......................44
  Section 9.4    Successors and Assigns..................................45
  Section 9.5    Survival................................................47
  Section 9.6    Counterparts; Integration; Effectiveness................48
  Section 9.7    Severability............................................48
  Section 9.8    Right of Setoff.........................................48
  Section 9.9    Governing Law; Jurisdiction; Consent To.................48
                 Service of Process
  Section 9.10   Waiver of Jury Trial....................................49
  Section 9.11   Headings................................................49
  Section 9.12   Confidentiality.........................................49

                                 EXHIBITS

  Exhibit A      Interest Election Request
  Exhibit B      Assignment and Acceptance